EXHIBIT 99.1

CENTURY NATIONAL BANK

PROXY
FOR THE MEETING OF SHAREHOLDERS
TO BE HELD ON      , 2005

The undersigned hereby appoints Stephen F. Foreman, John J. Jennings, Stanley T. Pietkiewicz and Michael W. Sheffey, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Century National Bank, which the undersigned would be entitled to vote if personally present at the meeting of shareholders to be held at      , and at any adjournments of the meeting, upon the proposal described in the accompanying Notice of the Meeting and the Proxy Statement relating to the meeting, receipt of which are hereby acknowledged.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

     PROPOSAL: To approve and adopt the agreement and plan of merger, dated November 30, 2004, by and among Seacoast Banking Corporation of Florida, a Seacoast subsidiary and Century National Bank, pursuant to which Seacoast will acquire Century through the merger of Century with and into a wholly owned national bank subsidiary of Seacoast:

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted “FOR” the proposal.

Discretionary authority is hereby conferred as to all other matters which may come before the meeting.

If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s) of Shareholder(s)

Name(s) of Shareholders(s)

Date:		, 2005

(Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

I WILL               WILL NOT               ATTEND THE SPECIAL SHAREHOLDERS’ MEETING.

PLEASE RETURN PROXY AS SOON AS POSSIBLE

THIS PROXY IS SOLICITED BY CENTURY NATIONAL BANK’S BOARD OF DIRECTORS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

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